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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of WellPoint Health Networks Inc. of our report dated January 31, 2001, except note 23 as to which the date is March 15, 2001, relating to the financial statements, which appears in the WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                 /s/ PricewaterhouseCoopers LLP
                                                     PricewaterhouseCoopers LLP

Los Angeles, California
November 12, 2001